UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 30, 2014
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 East 42nd Street, New York, New York		10168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 755-3320

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, Finjan Holdings, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Shimon Steinmetz (the “Executive”), the Company’s Chief Financial Officer and Treasurer.  The Agreement provides that Mr. Steinmetz will continue as the Company’s Chief Financial Officer and Treasurer through an initial term ending on November 30, 2014 (the “Initial Term”), subject to extension on a monthly or other basis as mutually agreed between the Company and the Executive, unless earlier terminated.  The Agreement provides for a base salary of $200,000, an annual target bonus of $50,000 and eligibility for participation in the Company’s equity incentive plans and benefits programs.

The Company may terminate the Executive at any time, and if such termination is without cause or results from the failure by the Company and the Executive to renew the Executive’s employment beyond the Initial Term, the Executive will be entitled to a two month transition period ending on January 31, 2015.  Following such transition period, the Executive will be entitled, in addition to any accrued obligations (including base salary and the 2014 annual target bonus), to a severance payment that includes, among other things, six months of base salary, 50% of the 2015 annual target bonus, accelerated vesting of up to 57,911 options to purchase shares of common stock, which options will remain exercisable until June 30, 2016, and payment of certain expenses.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated October 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: October 31, 2014	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated October 30, 2014